UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 27, 2008
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification of the Rights of Security Holders.
On October 28, 2008, The Goldman Sachs Group, Inc. (the “Company”) issued and sold, and the United States Department of the Treasury (the “U.S. Treasury”) purchased, (1) 10,000,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series H, liquidation preference of $1,000 per share, and (2) a ten-year warrant (the “Warrant”) to purchase up to 12,205,045 shares of the Company’s voting common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $122.90 per share, for an aggregate purchase price of $10.0 billion in cash. Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The securities were sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.
The securities purchase agreement, dated October 26, 2008 (the “Purchase Agreement”), between the Company and the U.S. Treasury, pursuant to which the Preferred Shares and the Warrant were sold, limits the payment of dividends on the Common Stock to the current quarterly cash dividend of $0.35 per share, and limits the Company’s ability to repurchase its Common Stock or its outstanding preferred stock.
The Purchase Agreement, the Warrant and the Certificate of Designations relating to the Preferred Shares are exhibits to this Report on
Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 27, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation establishing the terms of the Preferred Shares. This Certificate of Designations is an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.
On September 21, 2008, the Company executed a General Guarantee Agreement (the “September Guarantee”), under which it guaranteed the payment obligations (other than non-recourse payment obligations) of Goldman Sachs Bank USA (the “Bank”), a Utah corporation and a subsidiary of the Guarantor, to the extent and on the terms and conditions set forth therein. See Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 29, 2008.
On October 21, 2008, the Company executed a General Guarantee Agreement (the “October Guarantee”). Only obligations incurred prior to October 21, 2008 are covered by the September Guarantee. The October Guarantee does not cover certificates of deposit issued by the Bank that are owned or held by a person who is an Unaffiliated Broker or who purchased such certificates of deposit from an Unaffiliated Broker, whether acting as principal or agent and whether in the original issuance or any subsequent transaction. An “Unaffiliated Broker” means any broker, dealer or other financial intermediary other than Goldman, Sachs & Co. and its affiliates. The foregoing description of the October Guarantee is qualified in its entirety by reference to Exhibit 10.2 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are being filed as part of this Report on Form 8-K:
3.1	Certificate of Designations with respect to the Preferred Shares, dated October 27, 2008.

3.2	Warrant to purchase up to 12,205,045 shares of Common Stock, issued on October 28, 2008.

10.1	Letter Agreement, dated October 26, 2008, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury.

10.2	General Guarantee Agreement, dated October 21, 2008, made by the Company relating to certain obligations of Goldman Sachs Bank USA (incorporated by reference to Exhibit 4.85 to Post-Effective Amendment No. 1 to the Company’s registration statement on Form S-3 (No. 333-154173)).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: October 31, 2008	By:	/s/ Kenneth L. Josselyn
		Name:	Kenneth L. Josselyn
		Title:	Associate General Counsel and Assistant Secretary